Exhibit 16(ii) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K


DECLARED: MONTHLY   Schedule for Computation    FUND: PENNSYLVANIA MUNICIPAL
                    of Fund Performance Data           INCOME FUND
PAID:     MONTHLY
                                                   Performance 6 months
                                                   ending 3/31/91
                    Average Total Return     FYE:  AUGUST 31



Initial Investment of:   $1,000.00 on 10/02/91
Offering Price/Share =   $10.31
NAV =                    $10.00


           Beginning            Capital  Reinvest  Ending            Total
Reinvest   Period    Dividend   Gain     Price     Period    Ending  Investment
Dates      Share    /Share     /Share    /Share    Share     Price   Value
           Base                                    Base

10/02/90  96.993  0.000000000  0.00000  $10.00   96.993   $10.00    $969.93
10/31/90  96.993  0.030000000  0.00000  $10.08   97.282   $10.08    $980.60
11/30/90  97.282  0.060000000  0.00000  $10.21   97.854   $10.21    $999.08
12/27/90  97.854  0.060000000  0.00000  $10.19   98.430   $10.19  $1,003.00
01/31/91  98.430  0.060000000  0.00000  $10.26   99.005   $10.26  $1,015.79
02/28/91  99.005  0.059000000  0.00000  $10.30   99.572   $10.30  $1,025.60
03/28/91  99.572  0.060000000  0.00000  $10.20  100.154   $10.20  $1,021.61


$1,000 (1+T) =    Ending Redeemable Value